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                                                                     Exhibit 5.1
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            [LETTERHEAD OF NELSON MULLINS RILEY & SCARBOROUGH, LLP]




                                 July 25, 2001
The InterCept Group, Inc.
3150 Holcomb Bridge Road
Suite 200
Norcross, Georgia  30071

  We have acted as counsel to The InterCept Group, Inc. (the "Company") and John
W. Collins, Donny R. Jackson, Farrell S. Mashburn, Scott R. Meyerhoff and Glenn
W. Sturm, each of whom is a shareholder of the Company (collectively, the "Selling Shareholders") in connection with the filing of a Registration Statement on Form S-3 (as amended, the "Registration Statement") under the Securities Act of 1933, covering the offering of up to 4,600,000 shares of the Company's Common Stock, no par value per share, by the Company, the Selling Shareholders and certain other selling shareholders, in the respective amounts specified in the Registration Statement. In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

  This opinion is limited by and is in accordance with, the January 1, 1992, edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

  Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that (a) the shares of the Company's Common Stock to be issued by the Company will, when issued and delivered by the Company as described in the Registration Statement, be legally issued, fully paid and nonassessable; and (b) the shares of the Company's Common Stock owned by the Selling Shareholders and the remaining selling shareholders are now legally issued, fully paid and nonassessable, and will, when delivered by such shareholders as described in the Registration Statement, continue to be legally issued, fully paid and nonassessable.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                              Very truly yours,

                              /s/ Nelson Mullins Riley & Scarborough, L.L.P.
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                              Nelson Mullins Riley & Scarborough, L.L.P.